                                                                 EXECUTION COPY
===============================================================================



                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  DATED AS OF

                               JANUARY 31, 1997,

                                     AMONG

                                iVILLAGE, INC.

                          HRS ACQUISITION CORPORATION

                     HEALTH RESPONSEABILITY SYSTEMS, INC.

          THE SECURITYHOLDERS OF HEALTH RESPONSEABILITY SYSTEMS, INC.

                                      AND

                                  ALLEN DOUMA

===============================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      GENERAL ...................................................   1
     1.1       The Merger ................................................   1
     1.2       The Effective Time of the Merger ..........................   2
     1.3       Effect of Merger ..........................................   2
     1.4       Charter and By-Laws of Surviving Corporation ..............   2
     1.5       Taking of Necessary Action ................................   2
     1.6       Tax-Free Reorganization ...................................   2
     1.7       Closing ...................................................   3

ARTICLE II     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
               THE CONSTITUENT CORPORATIONS ..............................   3
     2.1       Total Consideration .......................................   3
     2.2       Approval of Transaction; Exchange of Securities ...........   5
     2.3       Escrow Deposits ...........................................   5

ARTICLE III    REPRESENTATIONS AND WARRANTIES ............................   6
     3.1       Representations and Warranties of the Company, the
               Shareholder and Douma .....................................   6
     3.2       Several Representations and Warranties of the
               Shareholder, Douma and AOL ................................  23
     3.3       Representations and Warranties of Purchaser ...............  27

ARTICLE IV     CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
               ADDITIONAL AGREEMENTS .....................................  31
     4.1       Access to Records and Properties of Each Party;
               Confidentiality ...........................................  31
     4.2       Operation of Business of the Company ......................  32
     4.3       Negotiations With Others ..................................  32
     4.4       Advice of Changes .........................................  33
     4.5       Company Financial Information Update ......................  34
     4.6       Purchaser Financial Information Update ....................  34
     4.7       Legal Conditions to Merger ................................  34
     4.8       Consents ..................................................  35
     4.9       Efforts to Consummate .....................................  35
     4.10      Notice of Prospective Breach ..............................  35
     4.11      Public Announcements ......................................  35
     4.12      No Transfers ..............................................  36
     4.13      Confidentiality ...........................................  36

ARTICLE V      CONDITIONS PRECEDENT ......................................  36
     5.1       Conditions to Each Party's Obligations ....................  36
     5.2       Conditions to Obligations of Purchaser and
               Acquisition Sub ...........................................  37
     5.3       Conditions to Obligations of the Company ..................  39

ARTICLE VI     ADDITIONAL AGREEMENTS .....................................  41
     6.1       Compliance With the Code ..................................  41
     6.2       Restriction on Transfer ...................................  41
     6.3       Piggyback Registration ....................................  43

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                                                                          Page
                                                                          ----

     6.4       Disclosure of Information; Non-Competition ................  47
     6.5       Employee Options ..........................................  49

ARTICLE VII    INDEMNIFICATION ...........................................  49
     7.1       Definitions ...............................................  49
     7.2       Indemnification Generally .................................  50
     7.3       Assertion of Claims .......................................  50
     7.4       Notice and Defense of Third Party Claims ..................  50
     7.5       Survival of Representations and Warranties ................  51
     7.6       Limitation on Indemnification .............................  52

ARTICLE VIII   TERMINATION; AMENDMENT, MODIFICATION AND WAIVER ...........  53
     8.1       Termination ...............................................  53
     8.2       Effect of Termination .....................................  53

ARTICLE IX     MISCELLANEOUS .............................................  54
     9.1       Expenses ..................................................  54
     9.2       Entire Agreement ..........................................  54
     9.3       Descriptive Headings ......................................  54
     9.4       Notices ...................................................  54
     9.5       Counterparts ..............................................  55
     9.6       Governing Law .............................................  56
     9.7       Benefits of Agreement .....................................  56
     9.8       Pronouns ..................................................  56
     9.9       Amendment, Modification and Waiver ........................  56

                                  SCHEDULES

Purchaser Disclosure Schedule
Company Disclosure Schedule
     Schedule 3.1(a)  -  Organization, Good Standing, Qualification and Power
     Schedule 3.1(c)  -  Capital Stock, Securities
     Schedule 3.1(e)  -  Financial Statements
     Schedule 3.1(g)  -  Absence of Changes
     Schedule 3.1(i)  -  Title to Assets, Properties and Rights and Related
                           Matters
     Schedule 3.1(j)  -  Real Property - Owned or Leased
     Schedule 3.1(k)  -  Intellectual Property
     Schedule 3.1(l)  -  Company Software
     Schedule 3.1(m)  -  Agreements
     Schedule 3.1(p)  -  Accounts and Notes Receivable
     Schedule 3.1(r)  -  Compliance, Governmental Authorities
     Schedule 3.1(s)  -  Employees
     Schedule 3.1(t)  -  Employee Benefit Plans and Contracts
     Schedule 3.1(v)  -  Insurance
     Schedule 3.1(w)  -  Bank Accounts; Powers of Attorney
     Schedule 3.1(y)  -  Related Transactions
     Schedule 3.1(af) -  Officers and Directors
     Schedule 3.1(ah) -  Marketing Materials
Schedule 6.6          -  Options


                                   EXHIBITS

Exhibit A      -    Form of Articles of Merger
Exhibit B      -    [Intentionally Omitted]
Exhibit C      -    [Intentionally Omitted]
Exhibit D-1    -    Form of Silveous Employment Agreement
Exhibit D-2    -    Form of Douma Employment Agreement
Exhibit E      -    Form of Non-Disclosure Agreement
Exhibit F      -    [Intentionally Omitted]
Exhibit G-1    -    Form of Silveous Option Agreement
Exhibit G-2    -    Form of Douma Option Agreement

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                                   GLOSSARY

         The following terms used in this Agreement are defined in the following Sections:

                                                                   Section or
Term                                                             Other Location
----                                                             --------------

Acquisition Sub ...................................................    Caption
Acquisition Transaction ...........................................     4.3(a)
Actions ...........................................................     3.1(o)
Affiliate .........................................................     7.1(a)
Agreement .........................................................   Preamble
Articles of Merger ................................................   Preamble
AOL ...............................................................    Caption
AOL Note ..........................................................     2.2(a)
AOL Warrant .......................................................     2.2(a)
Basket Amount .....................................................     7.6(a)
Benefit Arrangements ..............................................     3.1(t)
Business Day ......................................................        1.7
Charter ...........................................................     3.1(a)
Closing ...........................................................        1.7
Closing Date ......................................................        1.7
Code ..............................................................        1.6
Commission ........................................................        1.2
Company ...........................................................    Caption
Company Balance Sheet .............................................     3.1(e)
Company Balance Sheet Date ........................................     3.1(e)
Company Common Stock ..............................................   Preamble
Company Disclosure Schedule .......................................        3.1
Company Expenses ..................................................        9.1
Company Financial Statements ......................................     3.1(e)
Company Preferred Stock ...........................................     2.2(a)
Company Principals ................................................    Caption
Company Returns ...................................................     3.1(h)
Company Rights ....................................................     3.1(k)
Competitive Business ..............................................     6.4(b)
Confidential Information ..........................................     6.4(a)
Constituent Corporations ..........................................        1.1
Designated Persons ................................................     3.1(o)
Douma .............................................................    Caption
Douma Employment Agreement ........................................     5.2(o)
Effective Time ....................................................        1.2
Employee ..........................................................     3.1(t)
Employee Plans ....................................................     3.1(t)
Encumbrances ......................................................        3.1
Equity Rights .....................................................     2.1(a)
ERISA .............................................................     3.1(t)
ERISA Affiliate ...................................................     3.1(t)
Escrow Agent ......................................................     2.3(a)
Escrow Agreement ..................................................     2.3(a)
Escrow Shares .....................................................     2.3(b)
Event of Indemnification ..........................................     7.1(b)
Executory Period ..................................................     4.1(a)
FAS No. 5 .........................................................     3.1(f)

                                                                   Section or
Term                                                             Other Location
----                                                             --------------

Financing .........................................................     5.1(e)
Fully Diluted Company Shares ......................................     2.1(a)
GAAP ..............................................................     3.1(e)
Governmental Authority ............................................     3.1(o)
Indemnified Persons ...............................................     7.1(c)
Indemnifying Persons ..............................................     7.1(d)
Intellectual Property Rights ......................................     3.1(k)
Interested Securityholder .........................................    3.1(ad)
Leased Real Property ..............................................     3.1(j)
Leases ............................................................     3.1(j)
Liability .........................................................     3.1(f)
Licensed Software .................................................     3.1(l)
LOI Deposit .......................................................     4.3(b)
LOI Escrow Agent ..................................................     2.3(c)
LOI Escrow Agreement ..............................................     2.3(c)
Losses ............................................................     7.1(e)
Material Adverse Change ...........................................     3.1(g)
Material Adverse Effect ...........................................     3.1(a)
Merger ............................................................        1.1
Merger Shares .....................................................     2.1(b)
Non-Disclosure Agreements .........................................     5.2(p)
Offering Memorandum ...............................................     3.3(f)
OGK ...............................................................     5.3(d)
Option Agreement ..................................................     5.3(f)
Option Agreements .................................................     5.3(f)
Other Shares ......................................................     6.3(a)
Owned Software ....................................................     3.1(l)
Party .............................................................        4.7
Preferred Stock ...................................................     3.3(c)
Primary Shares ....................................................     6.3(a)
Purchaser .........................................................    Caption
Purchaser Common Stock ............................................   Preamble
Purchaser Disclosure Schedule .....................................        3.3
Registrable Founder's Shares ......................................     6.3(a)
Registrable Shares ................................................     6.3(a)
Restricted Securities .............................................     6.2(a)
Rule 144 ..........................................................     6.3(a)
Schedule of Expenses ..............................................     5.2(g)
Series A Preferred Stock ..........................................     3.3(c)
Series B Preferred Stock ..........................................     3.3(c)
Series B-1 Preferred Stock ........................................     3.3(c)
Shareholder .......................................................    Caption
Silveous Employment Agreement .....................................     5.2(o)
Site ..............................................................     3.1(z)
Software ..........................................................     3.1(l)
SPPT ..............................................................     5.2(d)
Stockholders' Agreement ...........................................     5.2(n)
Subject Business ..................................................     6.4(a)
Subsidiary ........................................................     3.1(b)
Survival Date .....................................................        7.5
Surviving Corporation .............................................        1.1

                                                                   Section or
Term                                                             Other Location
----                                                             --------------

Tax ...............................................................     3.1(h)
Taxes .............................................................     3.1(h)
Third Party Claim .................................................        7.4
to the best knowledge of the Company ..............................    3.1(ah)
Transaction Costs .................................................        9.1
Transfer ..........................................................     6.2(a)
transferee ........................................................     3.1(h)
Virginia Statute ..................................................   Preamble
Warrant Shares ....................................................     3.3(c)

                                    AGREEMENT AND PLAN OF REORGANIZATION AND
                                    MERGER dated as of January 31, 1997, among iVILLAGE, INC., a Delaware corporation ("Purchaser"), HEALTH RESPONSEABILITY
                                    SYSTEMS, INC., a Virginia corporation (the
                                    "Company"), ELIN SILVEOUS, the sole
                                    shareholder of the Company (the
                                    "Shareholder"), HRS ACQUISITION
                                    CORPORATION, a Virginia corporation and a direct, wholly-owned subsidiary of Purchaser ("Acquisition Sub"), AMERICA ONLINE, INC. ("AOL"), a Delaware corporation and the holder of the AOL Warrant (as defined below), and ALLEN DOUMA, the Chief Executive Officer of the Company ("Douma" and together with the Shareholder, the "Company Principals").

                  The Boards of Directors of Purchaser, Acquisition Sub and the Company have each duly approved and adopted this Agreement and Plan of Reorganization and Merger (the "Agreement"), the Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") and the proposed merger of the Company with and into Acquisition Sub in accordance with this Agreement, the Articles of Merger and the Virginia Stock Corporation Act (the "Virginia Statute"), whereby, among other things, the issued and outstanding shares of common stock, $.01 par value, of the Company (the "Company Common Stock"), will be exchanged and converted into shares of common stock, $.0005 par value, of Purchaser (the "Purchaser Common Stock") in the manner set forth in Article II hereof and in the Articles of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Articles of Merger.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Articles of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I


                                    GENERAL


                  1.1. The Merger. In accordance with the provisions of this Agreement, the Articles of Merger, and the Virginia Statute, the Company shall be merged with and into Acquisition Sub (the

"Merger"), which at and after the Effective Time shall be, and is sometimes hereinafter referred to as the "Surviving Corporation." For convenience of reference, Acquisition Sub and the Company are sometimes collectively hereinafter referred to as the "Constituent Corporations."

                  1.2. The Effective Time of the Merger. Subject to the provisions of this Agreement, the Articles of Merger shall be executed and delivered to and filed with the State Corporation Commission of the Commonwealth of Virginia (the "Commission") by each of the Constituent Corporations on the Closing Date in the manner provided under Section 13.1-720 of the Virginia Statute. The Merger shall become effective (the "Effective Time") upon the issuance by the Commission of a Certificate of Merger (as defined in the Virginia Statute) in accordance with Virginia Statute.

                  1.3. Effect of Merger. At the Effective Time, the separate existence of the Company shall cease and the Company shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 13.1-721 of the Virginia Statute.

                  1.4. Charter and By-Laws of Surviving Corporation. From and after the Effective Time and pursuant to the Articles of Merger: (i) the Charter of Acquisition Sub shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Virginia Statute,
(ii) the By-Laws of Acquisition Sub shall be the By-Laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Virginia Statute, the Charter or such By-Laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Virginia Statute, the Charter and the By-Laws of the Surviving Corporation, as applicable and (iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Virginia Statute, the Charter and the By-Laws of the Surviving Corporation, as applicable.

                  1.5. Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Articles of Merger and the Virginia Statute.

                  1.6. Tax-Free Reorganization. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(D) of the Code. Each party shall not take a position on any tax return or reports inconsistent with this Section 1.6, and shall use their reasonable efforts to maintain such reporting in the context of an audit. Each party shall give the other prompt notice of any challenges or investigations undertaken by any taxing agency in connection with such reporting, and shall keep such other party fully informed of all aspects of such ongoing challenge or investigation.

                  1.7. Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of
Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article V shall have been satisfied (or waived in accordance with Section 9.9, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                   ARTICLE II


                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

                  2.1. Total Consideration.

                   (a) Payment of Consideration. The entire consideration payable by Purchaser with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (such options, warrants, rights, calls, commitments, agreements or arrangements being sometimes hereinafter collectively referred to as "Equity Rights"; and the Equity Rights, together with all such outstanding shares of capital stock of the Company, being sometimes collectively hereinafter referred to as the "Fully Diluted Company Shares") shall be an aggregate consideration payable as follows:

          (i)  an aggregate amount of $4,600,000 in cash;

     and

          (ii) 1,038,000 shares of Purchaser Common Stock,

payable or issuable (as the case may be) as provided in Section 2.1(b).

                   (b) Effect on Capital Stock. At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Articles of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent
Corporations:

               (i) The shares of Company Common Stock issued and outstanding as of the Effective Time shall be exchanged for and converted into the right to receive shares of Purchaser Common Stock and/or cash as follows:

                    (A) all shares of Company Common Stock held by the
            Shareholder shall be exchanged and converted into the right to receive in the aggregate: (1) $2,600,000 in cash, and (2) 1,038,000 shares of Purchaser Common Stock; and

                    (B) all Equity Rights held by AOL shall be surrendered and cancelled in exchange for the right to receive in the aggregate $2,000,000 in cash.

               (ii) In the event that any time during the Executory Period, the Company shall issue any capital stock or Equity Rights, the foregoing allocations of consideration shall be proportionately and equitably adjusted and reallocated among all holders of Company Common Stock.

               (iii) All Equity Rights not theretofore converted, exercised or exchanged for such shares shall cease to be outstanding and shall be canceled, terminated and extinguished effective immediately upon the Effective Time.

                (iv) Each share of Company Common Stock that is authorized but unissued shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor.

                 (v) For convenience of reference, the shares of Purchaser Common Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this Section 2.1 are sometimes hereinafter collectively referred to as the "Merger Shares."

                   (c) No Liability. Neither Purchaser, Acquisition Sub nor the Company shall be liable to any holder of shares of and/or rights to Company Common Stock or Purchaser Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) and/or rights to such shares of Purchaser Common Stock to be issued in exchange for Company Common Stock and/or rights thereto pursuant to this Section 2.1, if, on or after the expiration of six months following the Effective Date, such shares and/or rights thereto are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.2. Approval of Transaction; Exchange of Securities.

                   (a) AOL Warrant and Note. Reference is made to that certain warrant dated March 31, 1995 (the "AOL Warrant") for Series A Preferred Stock of the Company (the "Company Preferred Stock") and the note of the Company, dated April 2, 1995 (the "AOL Note") made in connection therewith in the original principal amount of $270,000. Immediately prior to the Effective Time and subject to and contingent upon the effectiveness of the Merger, AOL shall surrender, terminate and cancel the AOL Note and relinquish its security interest in the assets of the Company pursuant to the security agreement entered into in connection with the AOL Note (which will concurrently be terminated) and the AOL Warrant in exchange for the right to receive $2,000,000 in cash at Closing as full consideration.

                   (b) Agreement to Vote Shares. Prior to the Effective Time and subject to and contingent upon the effectiveness of the Merger, the Shareholder shall vote all of her shares of Company Common Stock, or execute and deliver a written consent in favor of the approval of this Agreement, the Articles of Merger and the Merger and any matter that could reasonably be expected to facilitate the Merger.

                  2.3. Escrow Deposits.

                   (a) Escrow Agreement. Reference is made to the Escrow Agreement which shall be dated as of the Effective Time among the Shareholder, the Purchaser and the escrow agent named therein (the "Escrow Agent") in a form mutually acceptable to the parties hereto (the "Escrow Agreement"). The Escrow Agreement is being entered into for the purpose of securing the indemnification obligations of the Company Principals under Article VII.

                   (b) Escrow Deposit. At the Effective Time, Purchaser shall cause to be deposited with the Escrow Agent to be held by the Escrow Agent and distributed subject to the terms of the Escrow Agreement (i) $130,000 from the Shareholder in cash and (ii) certificates representing 103,800 Merger Shares (of which all of the cash and all of the Purchaser Common Stock shall be deposited on behalf of the Shareholder), together with stock powers duly endorsed in blank for transfer on behalf of the Shareholder, who by her execution and delivery of this Agreement, hereby authorizes and directs Purchaser to make such deposit on her behalf (collectively, the "Escrow Shares").

                   (c) Letter of Intent Escrow. Reference is also made to that certain escrow agreement dated January 31, 1997 (the "LOI Escrow Agreement") among the Company, the Purchaser and the escrow agent named therein (the "LOI Escrow Agent"). The monies deposited with the LOI Escrow Agent pursuant to the terms of the LOI Escrow Agreement (minus any and all fees and expenses payable to the LOI Escrow Agent pursuant to the LOI Escrow Agreement) will, at the Effective Time, be released and distributed by the LOI Escrow Agent pursuant to the terms of the LOI Escrow Agreement.

                                  ARTICLE III


                         REPRESENTATIONS AND WARRANTIES


                  3.1. Representations and Warranties of the Company, the Shareholder and Douma. The Company and the Company Principals hereby jointly and severally represent and warrant to Purchaser and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified as being such disclosure schedule by the President and Chief Executive officer of the Company and delivered by the Company to Purchaser and Acquisition Sub simultaneously herewith (which disclosure schedule shall reference with specificity the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

                   (a) Organization; Good Standing; Qualification and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted to enter into this Agreement and the Articles of Merger, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, properties, Liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs (a "Material Adverse Effect") of the Company. The Company has delivered to Purchaser true and complete copies of the Charter and By-Laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

                   (b) Equity Investments. The Company has never had, nor does it currently have, any Subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. As used herein, a "Subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

                   (c) Capital Stock; Securities. The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 1,000 shares are outstanding. The Company has not authorized nor reserved any shares of Company Preferred Stock for issuance upon exercise of the AOL Warrant. All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. The Company Disclosure Schedule sets forth a true and complete list of the holders of shares of Company Common Stock and the number and class or series of such shares owned of record and beneficially by each such holder. There are no Equity Rights (other than the AOL Warrant). Except as set forth in the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Common Stock to which the Company or any Company Principal is a party or by which it is bound, or, to the best knowledge of the Company, among or between any persons other than the Company. All shares of Company capital stock and all other securities previously issued by the Company have been issued in compliance with and pursuant to an exemption from all applicable Federal and State securities or "blue sky" laws.

                   (d) Authority; No Consents. The execution, delivery and performance by the Company of this Agreement, the Articles of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Articles of Merger have been, and the Articles of Merger when executed and delivered by the Company will be duly and validly executed and delivered by the Company, and this Agreement and the Articles of Merger are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors, rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement or the Articles of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the

Company with any provision hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or By-Laws. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement or the Articles of Merger or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Virginia and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or impair the ability of the Company and the Company Principals to consummate the transactions contemplated by this Agreement or the Articles of Merger, including, without limitation, the Merger.

                  (e) Financial Information.

               (i) The Company has previously delivered to Purchaser the following financial statements (collectively, the "Company Financial Statements"), the unaudited balance sheets of the Company as at December 31, 1995 and December 31, 1996 (the "Company Balance Sheets"; and the date of the Company 1996 balance sheet being the "Company Balance Sheet Date"), and the related statements of income, respective years then ended (including footnotes thereto).

               (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) except as set forth in the Company Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").

                   (f) Absence of Undisclosed Liabilities. At the Company Balance Sheet Date, (i) the Company had no liability or obligation of any nature (whether known or otherwise discoverable, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) required to be set forth on the Company Balance Sheet in order for the Company Balance Sheet to fairly present the financial condition of the Company at the respective dates thereof in accordance with GAAP, which was not provided for or disclosed thereon, and (ii) all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Company Balance Sheet as required by FAS No. 5.

                   (g) Absence of Changes. Since the Company Balance Sheet Date, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

          (i) any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise) or affairs (a "Material Adverse Change") of the Company;

          (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a Material Adverse Effect;

          (iii) (A) any Liability created, assumed, guaranteed or incurred, or (B) any transaction, contract or commitment entered into, by the Company, in the case of either clause (A) or (B) other than in the ordinary course of business;

          (iv) any payment, discharge or satisfaction of any material Encumbrance by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

          (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

          (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Common Stock;

          (vii) any issuance by the Company of any shares of its capital stock or any debt security or any Equity Rights;

          (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company;

          (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

          (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

          (xi) any increase in or modification of compensation payable or to become payable to any director, officer, employee, consultant or agent of the Company, or the entering into of any employment contract with any officer or employee;

          (xii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company;

          (xiii) the making of any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

          (xiv) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

          (xv) any forward sales commitments at a price less than the Company's cost of sales for such commitments;

          (xvi) any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

          (xvii) any amendments or changes in the Company's Charter or By-Laws;

          (xviii) any labor dispute or any union organizing campaign;

          (xix) the commencement of any litigation or other action by the Company or the commencement or threat of commencement of any litigation or other action against the Company; or

          (xx) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xx) above.

                  (h) Tax Matters. The Company: (i) has filed in a timely and proper manner, consistent with then applicable laws, all Federal, state, local and foreign Tax returns and Tax reports required to be filed by them through the Closing Date, taking into account all appropriate extensions (the "Company Returns"), with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and has paid all amounts shown thereon to be due; and (ii) has paid all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods of the Company ending on or before the Closing Date, to the extent not required to have been previously paid have been adequately provided for on the Company Balance Sheet. The Company will not accrue a Tax liability from the date of the Company Balance Sheet up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business. No Federal, state, local or foreign tax audits or other administrative or court proceedings are presently pending with respect to any of the Company Returns. The Company has not been notified by any taxing authority that any such audit or proceeding is going to be commenced. No waivers of statutes of limitations have been given or requested with respect to the Company. Except as contested in good faith and disclosed in the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made through the date of the Company Balance Sheet as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Balance Sheet. No additional Taxes have been proposed or asserted since the Company Balance Sheet Date. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. The Company has not and will not, on or before the Closing Date, incur any Tax liability pursuant to Section 541 of the Code. The Company has not agreed to, nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company is not now, nor has it ever been, a member of a consolidated or combined group for Federal, state, local or foreign tax purposes nor has it ever been included in a consolidated or combined tax return for Federal, state, local or foreign tax purposes. The Company is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G (c) of the Code) that, individually or taking into account any other agreements or contracts currently in effect between the Company and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). The Company and each of its predecessors have complied with all applicable Laws relating to the payment and withholding of Taxes, and has withheld and paid over all amounts required by Laws to be withheld and paid from the wages and salaries of employees, and the Company is not liable for any Taxes for failure to comply with such Laws. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (ii) a member of an affiliated or combined group or (iii) any contractual obligation.

                   (i) Title to Assets, Properties and Rights and Related Matters. The Company has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Company Balance Sheet acquired after the Company Balance Sheet Date (except property sold or otherwise disposed of since the Company Balance Sheet Date, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Company Balance Sheet Date), or not so reflected therein but used or useful in the conduct or operation of the Company's business free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in the Company Disclosure Schedule and (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money. Acquisition Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Effective Date.

                   (j) Real Property-Owned or Leased. The Company does not currently own, nor has it or any of its predecessors ever owned, any real property. The Company Disclosure Schedule contains a list and brief description of (i) all real property leased by the Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor,
(B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) and (C) the termination date of the Lease. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force an d effect and constitute valid and binding obligations of the Company. The Company has made available to Purchaser true and complete copies of all Leases. Except as set forth in the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

                   (k) Intellectual Property.

          (i) The Company owns free and clear of all Encumbrances, has the exclusive right to use, sell, license (or sublicense) transmit, broadcast, deliver (electronically or otherwise) and dispose-of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (other than the Licensed Software) necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights") (which rights are described in the Company Disclosure Schedule);

          (ii) the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of or to bring any action for the infringement of, any Company Right or portion thereof;

          (iii) there are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), sale, transmission, broadcast, delivery (electronically or otherwise) or disposition of the Company Rights;

          (iv) neither the manufacture, marketing, license, sale, transmission, broadcast, distribution, delivery (electronically or otherwise) or use of any product or service currently or currently proposed to be licensed, sold, marketed, transmitted, broadcast, distributed, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the best knowledge of the Company, is any third party infringing upon, or violating any license or agreement with the Company relating to, any Company Right; and, to the best knowledge of the Company, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license, transmit, broadcast, distribute, deliver (electronically or otherwise) or dispose of any Company Right, nor to the best knowledge of the Company, is there a basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license, transmission, broadcast, distribution, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Company, is there any basis for any such assertion; and

          (v) The Company has made and will continue through the Effective Time to take all reasonable steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

The Company Disclosure Schedule contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright applications and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest in the Company Rights. As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, databases, computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                   (l)     Company Software.

          (i) The Company Disclosure Schedule sets forth a true and complete list and description of all software systems and applications (A) designed or developed by employees of the Company or by consultants or independent contractors on the Company's behalf (the "Owned Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold or proposed to be marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software, the Company Disclosure Schedule identifies each license agreement with respect thereto.

          (ii) All of the Owned Software is original and is protected by the copyright laws of the United States. The Company owns the Owned Software free and clear of Encumbrances (other than valid third party patent rights of which the Company is unaware) and has not sold, assigned, licensed, distributed or in any other way disposed of or Encumbered the Owned Software other than licenses granted in the ordinary course of business as disclosed on the Company Disclosure Schedule.

          (iii) The Licensed Software is validly held and used by the Company and is currently, and after giving effect to the Merger, will be, fully utilizable by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party. To the best knowledge of the Company, all of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

          (iv) The Company has not knowingly altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. To the best knowledge of the Company, the Software does not contain any viruses (the Company having employed standard virus checkers to identify the same). The Company has furnished Purchaser with all existing documentation relating to the use, maintenance and operation of the Software.

                  (m) Agreements, Etc. The Company Disclosure Schedule sets forth a true and complete list of all contracts, agreements and other instruments to which the Company is a party which either have (i) an ascertainable aggregate value, or involve, payments or assets, of at least $10,000 or (ii) in the case of contracts, agreements and other instruments which do not have reasonably ascertainable values, such contracts, agreements and other instruments which are otherwise material to the business and/or operations of the Company. The Company has furnished to Purchaser true and complete copies of all such agreements listed in the Company Disclosure Schedule and (i) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles, (B) is in full force and effect and (ii) neither the Company nor the other party or parties thereto is or are in material default thereunder.

                  (n) No Defaults. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or By-Laws or (ii) any material agreement, lease, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

                  (o) Litigation, Etc. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company, threatened against the Company, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority") or (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company. There are no Actions pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Purchaser or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons"), (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Purchaser, the Surviving Corporation or any of the Designated Persons, that the Company, Purchaser, the

Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information or (C) the validity, ownership or right to use, sell, license or dispose of, under any Company Rights. The Company has delivered to Purchaser all material documents and correspondence relating to such matters referred to in the Company Disclosure Schedule.

                  (p) Accounts and Notes Receivable. All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. There is (a) no account debtor or note debtor delinquent in its payment by more than 90 days, (b) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and
(d) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Company Balance Sheet is reasonable under the circumstances and is consistent with past practice), all of the accounts receivable of the Company existing at the Closing shall be paid in full by not later than the ninetieth (90th) day after the Closing and all of the notes receivable shall be paid in accordance with the terms thereof.

                   (q) Accounts and Notes Payable. All accounts payable and notes payable by the Company to third parties as of the date hereof arose in the ordinary course of business, and, except as set forth in the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in the Company Disclosure Schedule.

                   (r) Compliance; Governmental Authorizations. The Company has complied and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, statutes, ordinances, judgments, regulations and orders applicable to it or its business, properties, facilities or operations (including, by way of example and not in limitation thereof, any of the foregoing that concern the protection of the environment or human health). The Company has all material Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof. The
Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Purchaser true and complete copies thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

                   (s) Employees. etc. Except as set forth in the Company Disclosure Schedule, (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) upon termination of the employment of any such employees, neither the Company, Purchaser, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (iii) the Company is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, and (iv) no employee has notified the Company that such employee will terminate his or her employment or engagement with the Company or the Surviving Corporation. To the best knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company or the execution and delivery of the Non-Disclosure Agreement by such employee.

                   (t)      Employee Benefit Plans and Contracts.

          (i) Except as set forth on the Company Disclosure Schedule, the Company has no "employee benefit plan," as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee of the Company) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code or (C) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. For purposes of this Section 3.1(t), "Employee" means any common law employee, consultant or director of the Company.

          (ii) The Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers, benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company, (C) covers any Employee or former Employee, and (D) under which the Company has any present or future obligation or liability. Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

          (iii) Except as set forth on the Company Disclosure Schedule, (A) each Employee Plan and Benefit Arrangement has been operated and administered in compliance with ERISA, the Code and in accordance with the provisions of all other applicable federal and state laws; (B) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan and Benefit Arrangement;
     (C) each Employee Plan which is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980(B) of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4908B of the Code has been or is expected to be incurred; (D) all contributions due and payable on or before the Closing Date in respect of any Employee Plan or Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the Employee Plans or Benefit Arrangements for periods ending on the Closing Date; (E) neither the Company nor any of its ERISA Affiliates, nor to the knowledge of the Company and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of the ERISA or engaged in a prohibited transaction which could subject the Company or its ERISA Affiliates to any tax or penalty imposed under Sections 4975 of the Code or Section 502(i),
     (j) or (1) of ERISA; (F) neither the Company nor any of its ERISA Affiliates currently is or has ever maintained or been obligated to contribute to (1) a "multiple employer plan" (within the meaning of Section 413 of the Code); (2) a "multiemployer plan" (as defined in
     Section 3(37) of ERISA); (3) a "defined benefit plan" (as defined in
     Section 3(35) of ERISA) or (4) any Employee Plan that provides post-retirement health of life insurance benefits; or (G) no benefit or amount payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan or Benefit Arrangement, shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                   (u) Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                   (v) Insurance. The Company Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company. The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

                   (w) Bank Accounts; Powers of Attorney. The Company
Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

                   (x) Brokers. The Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                   (y) Related Transactions. Except as set forth in the Company Disclosure Schedule, no current or former director, officer or securityholder that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or since the inception of the Company has been, (i) a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated securityholder of the Company or associate thereof), or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

                   (z) Traffic/Usage. BetterHealth.com, the Company's site on AOL (the "Site"), on average receives approximately 98,000 hours of usage per month and experiences 2,000,000 entries per month, which numbers represent the Company's good faith estimate of the monthly average of hours of usage and entries since October 1, 1996.

                   (aa) Minute Books. The minute books of the Company provided to Purchaser for review contain a complete summary of all meetings of and actions by directors and securityholders of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

                   (ab) Board Approval. The Board of Directors of the Company has unanimously (i) approved this Agreement, the Articles of Merger and each of the other documents executed and delivered in connection with the Merger Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the Shareholder and is on terms that are fair to the Shareholder and (iii) recommended that the Shareholder approves the Merger in accordance with the Virginia Statute.

                   (ac) Vote Recquired. The affirmative vote of at least 51% of the outstanding shares of the Company Common Stock approving the Merger and this Agreement are the only votes and/or consents of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                   (ad) Company Not an Interested Securityholder or an Acquiring Person. As of the date of this Agreement, neither the Company nor, to the best knowledge of the Company, any of its Affiliates (other than AOL) is an "Interested Securityholder" of Purchaser as such term is defined in Section 203 of the Delaware Statute or Purchaser's Charter.

                   (ae) Company Expenses. The Schedule of Expenses being delivered at the Closing sets forth a true, correct and complete schedule of all Company Expenses that have been incurred or paid by or on behalf of the Company (whether or not theretofore billed) through the Effective Time, and there are no Company Expenses other than as set forth therein.

                   (af) Officers and Directors. Set forth on Schedule 3.1(af) is a list of current officers and directors of the Company.

                   (ag) Disclosure. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any written information, written statement, certificate or exhibit furnished to Purchaser or Acquisition Sub by or on behalf of the Company pursuant hereto, contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact internal to the business of the Company necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

                   (ah) Knowledge Definition. As used herein, "to the best knowledge of the Company" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which each of the Company Principals should have obtained in the management of his or her business affairs after reasonable inquiry. In connection therewith, the knowledge (both actual and constructive) of any of the Company Principals and/or any other officer or director of the Company shall be imputed to be the knowledge of the Company.

                  3.2. Several Representations and Warranties of the Shareholder, Douma and AOL.

                   (a) Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Purchaser and Acquisition Sub with respect to herself as follows:

          (i) Title; Absence of Certain Agreements. The Shareholder is the lawful and record owner of, and has good and marketable title to all of the shares of Company Common Stock with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such

     Company Common Stock, free and clear of all Encumbrances. There are no agreements or understandings between the Shareholder or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

          (ii) Authority - General. The Shareholder has full and absolute power and authority to enter into this Agreement and the Escrow Agreement and this Agreement and the Escrow Agreement are valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Shareholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Purchaser capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Shareholder is a party, or by which the Shareholder or her properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Shareholder or any of her properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Articles of Merger or the Escrow Agreement, as the case may be. Except as specified in Section 3.1(d) hereof or otherwise contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Shareholder of this Agreement or the Escrow Agreement, or the consummation by the Shareholder of the transactions contemplated hereby or thereby.

              (iii) Investment Representations.

                    (A) The Shareholder (i) is acquiring the shares of the
            Purchaser Common Stock, being issued to her pursuant to the Merger for investment and for her own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws, (ii) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Purchaser or persons acting on Purchaser's behalf concerning Purchaser and the terms and conditions of an investment in Purchaser Common Stock, (iii) has sufficient knowledge and experience in financial affairs and is capable of evaluating the risks of acquiring and holding shares of Purchaser Common Stock, (iv) is aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the shares of Purchaser Common Stock to be issued to her in the Merger, (v) can afford to suffer a complete loss of her investment in shares of Purchaser Common Stock and (vi) understands (1) that the shares of Purchaser Common Stock to be issued to her in the Merger have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon an exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent of the Shareholder as expressed hereunder, (2) that such shares of Purchaser Common Stock must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in Section 6.3, Purchaser is under no obligation to so register such shares and (4) that the certificates evidencing such shares will be imprinted with a legend in the form set forth in Section 6.2(b) that prohibits the transfer of such shares, except as provided in Section 6.2. The Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Shareholder has no plan or intention to sell, exchange or dispose of any of the shares of Company Common Stock received in connection with the transactions contemplated herein.

                   (b) Representation and warranties of Douma. Douma represents and warrants to Purchaser and Acquisition Sub with respect to himself that he has full and absolute power and authority to enter into this Agreement and the Escrow Agreement and this Agreement and the Escrow Agreement are valid and binding obligations of Douma enforceable against him in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by Douma with any of the provisions hereof or thereof will (i) conflict with, (ii) result in any violations of, (iii) cause a default under (with or without due notice, lapse of time or both), (iv) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (v) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Purchaser capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which Douma is a party, or by which he or any of his properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to him or any of his properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or the Escrow Agreement, as the case may be. Except as specified in Section 3.1(d) hereof or otherwise contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Douma of this Agreement or the Escrow Agreement or the consummation by him of the transactions contemplated hereby or thereby.

                   (c) Representations and Warranties of AOL. AOL represents and warrants to Purchaser and Acquisition Sub with respect to itself as follows:

          (i) Title; Absence of Certain Agreements. AOL is the lawful and record owner of, and has good and marketable title to the AOL Warrant and the AOL Note with the full power and authority to exercise the rights under and transfer and otherwise dispose of the AOL Warrant and/or the AOL Note, free and clear of all Encumbrances. There are no agreements or understandings between AOL or any other person with respect to the exercise, sale or other disposition of the AOL Warrant and the AOL Note or any other matter relating to the AOL Warrant and the AOL Note.

          (ii) Authority - General. AOL has full and absolute power and authority to enter into this Agreement and this Agreement is a valid and binding obligation of AOL enforceable against AOL in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by AOL with any of the provisions hereof will (i) conflict with, (ii) result in any violations of, (iii) cause a default under (with or without due notice, lapse of time or both), (iv) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (v) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Purchaser capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which AOL is a party, or by which AOL or any of its properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to AOL or any of its properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, or the Articles of Merger, as the case may be. Except as specified in Section 3.1(d) hereof or otherwise contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by AOL of this Agreement or the consummation by AOL of the transactions contemplated hereby.

                  3.3. Representations and Warranties of Purchaser. Purchaser represents and warrants to each of the Shareholder and AOL, except as disclosed in the disclosure schedule dated the date hereof, certified as being such disclosure schedule by the Chief Executive Officer of the Purchaser and delivered by the Purchaser to the Company and each of the Shareholder and AOL simultaneously herewith (which disclosure schedule shall reference with specificity the representations and warranties to which the disclosures contained therein relate) (the "Purchaser Disclosure Schedule"):

                   (a) Organization; Good Standing; Qualification and Power. Each of Purchaser and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser has delivered to the Company true and complete copies of the Charter and By-Laws of each of Purchaser and Acquisition Sub, in each case as amended to the date hereof.

                   (b) Authority. The execution, delivery and performance by Purchaser of this Agreement and the Escrow Agreement and the execution, delivery and performance of this Agreement and the Articles of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser and Acquisition Sub, respectively. This Agreement and the Escrow Agreement are valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms; and this Agreement and the Articles of Merger are the valid and binding obligations of Acquisition Sub, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance by Purchaser of this Agreement and the Escrow Agreement, the execution, delivery and performance of this Agreement and the Articles of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Purchaser or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any instrument or agreement to which Purchaser or Acquisition Sub is a party, or by which Purchaser or Acquisition Sub any of its respective properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Purchaser or Acquisition Sub any of its respective properties, assets or rights or (z) Purchaser's Charter or By-Laws, as amended through the date hereof, respectively, which conflict, breach, default, violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Escrow Agreement. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Escrow Agreement or the execution, delivery and performance by Acquisition Sub of this Agreement and the Articles of Merger or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of such reports and information under the Securities Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Commissioner and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Purchaser or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

                   (C)     Capital Stock.

          (i) The authorized capital stock of Purchaser consists of 25,000,000 shares of Purchaser Common Stock and 15,000,000 shares of Preferred Stock, $.0005 par value (the "Preferred Stock"), of which 1,000,000 shares have been designated as Series A Preferred Stock, $.0005 par value (the "Series A Preferred Stock"), 5,669,846 shares have been designated as Series B Preferred Stock, $.0005 par value (the "Series B Preferred Stock") and 300,000 shares have been designated as Series B-1 Preferred Stock, $.0005 par value (the "Series B-1 Preferred Stock"). On the date hereof, (i) 3,475,005 shares of Common Stock are issued and outstanding, (ii) 1,000,000 shares of Series A Preferred Stock are issued and outstanding,
     (iii) 4,477,746 shares of Series B Preferred Stock are issued and outstanding, (iv) 300,000 shares of Series B-1 Preferred Stock are issued and outstanding, (v) 300,000 shares of Series B Preferred Stock are reserved for issuance upon conversion of shares of Series B-1 Preferred Stock, (vi) 120,000 shares of Series B Preferred Stock are reserved for issuance in accordance with a Series B Preferred Stock Purchase Agreement dated as of May 6, 1996, among Purchaser and the other parties thereto,
     (vii) 852,100 shares (the "Warrant Shares") of Series B Preferred Stock are reserved for issuance upon exercise or exchange of (A) the stock subscription warrants dated September 19, 1995 issued to and held by AOL and (B) the stock subscription warrants dated May 6, 1996 issued to and held by AOL, (viii) 1,000,000 shares of Common Stock are reserved for conversion of shares of Series A Preferred Stock, (ix) 4,897,746 shares of Common Stock are reserved for conversion of Series B Preferred Stock and Series B-1 Preferred Stock, (ix) 852,100 shares of Common Stock are reserved for conversion of the Warrant Shares and (x) 1,550,000 shares of Common Stock are reserved for future issuance upon exercise of options or as restricted stock granted to employees of Purchaser. All outstanding shares of Purchaser Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Purchaser has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. Purchaser directly owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (ii) Except as set forth in paragraph (i) above and on the Purchaser Disclosure Schedule, immediately after the Closing, there are no outstanding (A) securities convertible into or exchangeable for shares of capital stock or other securities of the Company, (B) options, warrants, or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, or (iii) contracts, agreements or commitments relating to the issuance by the Company of any shares of such capital stock, any such convertible or exchangeable securities, or any such options, warrants or other rights. on the date hereof and in accordance with the Certificate of Incorporation of Purchaser, as amended and in effect on the date hereof, each one share of Preferred Stock is convertible into one share of Common Stock.

                   (d) Litigation, Except as set forth in the Purchaser Disclosure Schedule, there are no (i) Actions pending, or to the best knowledge of the Purchaser, threatened against the Purchaser, whether at law or in equity, or before or by any Governmental Authority or (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Purchaser. There are no Actions pending or, to the best knowledge of the Purchaser, threatened, nor, to the best knowledge of the Purchaser, any basis therefor, with respect to (A) the current employment by, or association with, the Purchaser, of any of the present officers or employees of or consultants to the Purchaser (collectively, the "Purchaser Designated Persons"), or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Purchaser, of any information, techniques or processes presently utilized or proposed to be utilized by the Purchaser or any of the Purchaser Designated Persons, that the Purchaser, the Purchaser Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Purchaser Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information or (C) the validity, ownership or right to use, sell, license or dispose of, under any material Purchaser intellectual property. The Purchaser has delivered to the Company all material documents and correspondence relating to such matters referred to in the Purchaser Disclosure Schedule.

                   (e) Brokers. Neither Purchaser nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.

                   (f) Offering Memorandum. To the knowledge of the Purchaser, the factual statements (exclusive of any opinions, projections or expectations expressed therein) in the business description set forth in the Purchaser's offering Memorandum (a copy which was provided to the Company), dated as of January 10, 1997 ("Offering Memorandum"), and which was prepared in connection with the Financing, did not contain any misrepresentation of a material fact at the date thereof and did not omit to make any statement, the omission of which would otherwise make the factual statements made therein misleading at the date thereof in light of the circumstances in which they were made. Notwithstanding anything herein to the contrary, the Purchaser makes no representation or warranty whatsoever as to any information in the offering Memorandum with respect to the Company, the Company Principals and/or AOL.

                                   ARTICLE IV


                         CONDUCT AND TRANSACTIONS PRIOR
                    TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS


                  4.1. Access to Records and Properties of Each Party; Confidentiality.

                   (a) Access to the Company. From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 8.1 hereof (the "Executory Period"), the Company shall afford: (i) to the officers, independent certified public accountants, counsel and other representatives of the Purchaser, free and full access at all reasonable times to all properties, books and records (including tax returns filed and those in preparation) of the Company, in order that the Purchaser and such other persons may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of the Company; and (ii) to the independent certified public accountants of the Company, free and full access at all reasonable times to the work papers of the independent certified public accountants for the Company. Additionally, the Company will permit the Purchaser to make such reasonable inspections of the Company and its operations during normal business hours as the Purchaser may reasonably require and the Company will cause its officers to furnish to the Purchaser and such other persons, such additional financial and operating data and other information as to the business and properties of the Company as the Purchaser or such other persons shall from time to time reasonably request. No investigation pursuant to this Section 4.1(a), or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company.

                   (b) Access to the Purchaser. The Purchaser will make available to the Company on a confidential basis (i) the Offering Memorandum and
(ii) access to its senior personnel and pertinent books and records so long as such access is reasonable in light of the due diligence the Purchaser will be preparing in connection with the Financing. No investigation pursuant to this
Section 4.1(b),or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Purchaser.

                  4.2. Operation of Business of the Company. During the Executory Period, the Company will operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not, without the prior written consent of Purchaser,
(a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied, or (b) take or cause to occur any of the actions or transactions described in Section 3.1(g) hereof. The parties hereto will, during the Executory Period, jointly consider the extent to which the Information Provider Agreement dated as of March 31, 1995 (the "Company IPA") between the Company and AOL should be amended, modified or otherwise revised, as appropriate in order to reflect the transactions contemplated herein and the mutual intent of the parties.

                   4.3. Negotiations With Others.

                   (a) Company Negotiations. During the Executory Period neither the Company, any Company Principal or AOL shall, nor shall the Company authorize any of its employees, officers, directors, shareholders or agents to, directly or indirectly, solicit, initiate or engage in discussions or negotiations with, or provide any information to, or take any other action to facilitate the efforts of, any third party with respect to a financing of or investment in the Company (including by way of the purchase of any capital stock or other securities from the Company or any securityholder of the Company) or the acquisition of the Company (including by way of merger, purchase of capital stock or purchase of assets), or that would otherwise be inconsistent with the terms of this Agreement, or that would prohibit the performance of the Company's obligations hereunder or that could be expected to diminish the likelihood of or render impracticable the consummation of the transactions contemplated hereby (each as described above) (other than the Merger and the hereby (each as described above (other than the Merger and the transactions contemplated herein), an "Acquisition Transaction")), or enter into any agreement or arrangement with respect to, or authorize or consummate, an Acquisition Transaction. If the Company or any of its Subsidiaries or any Company Principal, or AOL or any employee, officer, director, shareholder or agent of the Company receives an unsolicited offer or proposal to enter negotiations relating to any of the above, such party shall immediately notify the Purchaser of such offer or proposal and shall not entertain any such offer and shall communicate its unwillingness to entertain such offer to such offering party. Upon the execution and delivery of this Agreement, the Company, the Company Principals and AOL, shall terminate any and all discussions, if any, it or they may be having with respect to an Acquisition Transaction. Neither the Company, any of the Company Principals or AOL shall, nor shall the Company authorize any of its employees, officers, directors, shareholders or agents to, directly or indirectly, negotiate or discuss with any person or entity that provides or proposes to provide online services, the provision of financing to the Company by such person or entity or any merger, consolidation, business combination or similar transaction with any such person or entity, directly or indirectly.

                   (b) Purchaser Negotiations. During the Executory Period, the Purchaser will not, without the prior consent of the Company (such consent not to be unreasonably withheld), actively solicit or negotiate with any third party whose business includes the provision of health specific content on the Internet with a view to the acquisition thereof unless such business is a niche component of the Purchaser's "Vices and Virtues" product. In the event the Purchaser enters into serious and detailed negotiations with any unaffiliated third party with respect to a proposed transaction involving the acquisition of the Purchaser (by way of merger, sale of all outstanding capital stock or sale of all or substantially all of the assets of the Purchase) the Purchaser will, to the extent it is permitted to do so (provided that the Purchaser will use best efforts to attain such permission), notify the Company Principals of the fact of such negotiations (all information with respect to which shall be maintained by the Company Principals and by the Company as strictly confidential) and will give the Company a reasonable opportunity (but in no event in excess of 10 days from the date of such notice) to terminate this Agreement in its entirety, provided that in the event of any such termination by the Company, the Company will not, pursuant to the terms of the LOI Escrow Agreement, be entitled to retain any part of the monies deposited with the LOI Escrow Agent (the "LOI Deposit"). Furthermore, in the event of any such negotiations, the Purchaser will similarly have the right to terminate this Agreement in its entirety, provided that in the event of any such termination by the Purchaser, the Company will be entitled to retain the LOI Deposit.

                   4.4 Advice of Changes. The Company shall confer on a regular and frequent basis with Purchaser, report on operational matters and promptly advise Purchaser orally and in writing of any change, event or circumstance having, or which could have, a Material Adverse Effect on the Company or which could impair (negatively or positively) its financial projections, forecasts or prospects.

                  4.5. Company Financial Information Update. During the Executory Period, the Company shall:

                  (a) prepare and deliver to the Purchaser, within ten (10) business days after the end of each calendar month during the Executory Period,
(i) its unaudited balance sheet as at the end of such calendar month and the related statements of income, cash flow and shareholders' equity for the period then ended, which shall be (A) in accordance with the books and records of the Company and (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated, and (ii) updated financial projections and forecasts for the Company;

                   (b) prepare and deliver on a weekly basis, a summary of the material developments (if any) in the business or prospects of the Company occurring during such period; and

                   (c) furnish upon request of the Purchaser, such other financial information as is available to management of the Company.

                  4.6. Purchaser Financial Information Update. During the Executory Period, the Purchaser shall prepare and deliver to the Company, within ten (10) business days after the end of each calendar month during the Executory Period, its unaudited balance sheet as at the end of such calendar month and the related statements of income, cash flow and shareholders' equity for the period then ended, which shall be (A) in accordance with the books and records of the Purchaser, (B) fairly present the financial condition of the Purchaser as at the respective dates indicated and the results of operations of the Purchaser for the respective periods indicated, and (C) have been prepared in accordance with GAAP, except for the absence of complete footnote disclosure as required by GAAP and subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of revenue or expense.

                  4.7. Legal Conditions to Merger. Each Party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such Party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other Party (in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third Party, required to be obtained or made by such Party (or by the other Parties) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such Party to consummate the transactions contemplated hereby and (b) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement. As used herein, the term "Party" shall mean and refer to the Company, on the one hand, and Purchaser and Acquisition Sub, on the other hand.

                  4.8. Consents. Each Party hereto shall use its best efforts, and the other Parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company substantially as presently conducted and as proposed to be conducted.

                  4.9. Efforts to Consummate. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article V as soon as reasonably practicable.

                  4.10. Notice of Prospective Breach. Each Party hereto shall immediately notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

                  4.11. Public Announcements. The parties hereto agree that, except with respect to any Purchaser disclosure in connection with the Financing, they shall obtain each others' consent prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the Merger, this Agreement or any of the transactions contemplated herein, provided that the parties shall not disclose (other than any Purchaser disclosure in connection with the Financing) the consideration payable in connection with the Merger in any such public announcements.

                  4.12. No Transfers. During the Executory Period, the Company, any of the Company Principals and AOL shall not sell, transfer (except in the case of AOL, any transfer necessary to effect the transactions contemplated by
Section 2.2(a) hereof), assign, pledge, encumber or otherwise dispose of any of the Company Common Stock or any other Equity Security (including in the case of AOL, the AOL Warrant, the AOL Note and the Company

Preferred Stock) other than in connection with and pursuant to the transactions contemplated by this Agreement and the Merger.

                  4.13. Confidentiality. The parties understand and agree that to the extent not otherwise provided herein, Section 5(e) of that certain Letter of Intent dated December 5, 1996, among the Purchaser, the Company and Silveous shall survive the execution of this Agreement and shall govern during the Executory Period.

                                   ARTICLE V


                              CONDITIONS PRECEDENT


                  5.1. Conditions to Each Party's Obligations. The obligations of each Party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

                   (a) Shareholder Approval; Articles of Merger. This Agreement and the Merger shall have been duly and validly approved and adopted by Shareholder and AOL in accordance with the Virginia Statute and the Company's Charter and By-Laws, and the Articles of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Virginia.

                   (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                   (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

                  (d) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

                   (e) Consummation of the Financing. On or before the Closing, the Purchaser will have successfully completed a private placement of at least $12,000,000 aggregate amount of its equity securities (the "Financing").

                  5.2. Conditions to Obligations of Purchaser and Acquisition Sub. The obligations of Purchaser to perform this Agreement and of Acquisition Sub to perform this Agreement and the Articles of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Purchaser and Acquisition Sub:

                  (a) Representations and Warranties of the Company, the Shareholder, Douma and AOL. The representations and warranties of the Company, the Shareholder, Douma and AOL shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made at and as of such dates, respectively, and Purchaser and Acquisition Sub shall have received a certificate signed by the Chairman, Chief Executive Officer and the President of the Company to that effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date, and Purchaser and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company to that effect.

                   (c) Authorization of Merger. All action necessary to authorize the execution, delivery and performance of this Agreement, the Articles of Merger and the other documents to be executed and delivered by the Company in connection with the Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company, and the Company and the Shareholder shall have full power and right to effect the Merger on the terms provided herein.

                   (d) Opinion of the Company's Counsel. Purchaser and Acquisition Sub shall have received an opinion dated as of the Closing Date of Shaw Pittman Potts & Trowbridge ("SPPT") in a form reasonably acceptable to the Purchaser and its counsel.

                   (e) Consents and Approvals. Purchaser and Acquisition Sub shall have received duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Purchaser and Acquisition Sub, which such consents shall include, but not be limited to, the consent of (i) the National Library of Medicine pursuant to its agreement with the Company dated March 10, 1995 and
(ii) the Company's current commercial landlord pursuant to the Company's office lease dated June 30, 1995. Furthermore, the Company shall have provided the Purchaser written evidence satisfactory to the Purchaser of the termination of the Company's services contract with Hill and Knowlton.

                   (f) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained or made.

                     (g) Payment of Company Expenses. The Company shall have delivered to Purchaser and Acquisition Sub a true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company, the Shareholder or AOL through the Closing Date, and Purchaser and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company certifying the accuracy and completeness thereof.

                     (h) Company Expenses Release. Purchaser, Acquisition Sub and the Surviving Corporation shall have received from each third Party identified on the Schedule of Expenses a written instrument in form and substance reasonably satisfactory to Purchaser, Acquisition Sub and the Surviving Corporation, (i) acknowledging receipt by each such Party of full payment of all fees and expenses of such Party constituting Company Expenses and (ii) releasing Purchaser, Acquisition Sub, the Surviving Corporation and their Affiliates from any liabilities or obligations in respect of the payment of any fees and expenses.

                     (i) Absence of Material Adverse Change. There shall not have been any Material Adverse Change as to the Company since the date hereof.

                     (j) Resignation of Directors. The directors of the Company immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

                     (k) Escrow Agreement. The Shareholder and the Escrow Agent shall have executed and delivered an Escrow Agreement in a form mutually acceptable to the Purchaser, the Shareholder and the Escrow Agent, securing the indemnification obligations of the Shareholder pursuant to Article VII hereof.

                   (l) AOL Instruments. AOL and the Company shall have effectuated the transactions contemplated in Section 2.2(a). The Purchaser shall have received evidence satisfactory to the Purchaser of the termination, cancellation and/or surrender of each of (i) the Note and Warrant Purchase Agreement dated March 31, 1995, among AOL, the Company, the Shareholder and Douma, (ii) the Note dated April 3, 1995, of the Company to AOL in the principal amount of $270,000, (iii) the Stock Purchase Warrant dated March 31, 1995 issued by the Company to AOL, (iv) the Security Agreement dated March 31, 1995 (the "AOL Security Agreement") by and between the Company and AOL. The Purchaser shall also have received evidence satisfactory to it of the termination of the employee agreement among the Company, the Shareholder and AOL and the termination of the employee agreement among the Company, Douma and AOL. Furthermore, the Purchaser shall have received evidence satisfactory to it that any and all security interests filed against the Company and/or any of its assets in connection with or pursuant to the AOL Security Agreement shall have been fully released and terminated.

                  (m) Board Election. The Shareholder shall have been elected to the Board of Directors of the Purchaser.

                  (n) Stockholders' Agreement. The Shareholder and the Purchaser shall have, pursuant to an amendment in a form mutually acceptable to the Purchaser and the Shareholder, become parties to the Amended and Restated Stockholders' Agreement among the Purchaser and the investors named therein (the "Stockholders' Agreement"), as the same may be amended, restated or modified in connection with the Financing.

                   (o) Employment Agreements. Each of the Purchaser and the Shareholder shall have executed and delivered the employment agreement substantially in the form of Exhibit D-1 hereto (the "Silveous Employment Agreement") and each of the Purchaser and Douma shall have executed and delivered the employment agreement substantially in the form of Exhibit D-2 hereto (the "Douma Employment Agreement").

                  (p) Non-Disclosure Agreements. Each of the employees of the Company (other than the Shareholder and Douma) in their prospective capacity as an employee of Purchaser effective immediately upon the Closing, shall have executed and delivered an agreement with Purchaser, effective as of the Effective Time, in the form of Exhibit Z attached hereto (the "Non-Disclosure Agreements," each a "Non-Disclosure Agreement"), providing for, among other things, non-disclosure of confidential information, assignment of proprietary rights and restrictions upon such person from competing with the Surviving Corporation and Purchaser as provided therein.

                  5.3. Conditions to obligations of the Company. The obligations of the Company, the Shareholder and AOL to perform this Agreement and the Articles of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the
Company:

                   (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser and Acquisition Sub set forth in
Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at and as of such dates, respectively, and the Company shall have received a certificate signed by the Chief Financial Officer of each of Purchaser and Acquisition Sub to that effect.

                   (b) Performance of Obligations of Purchaser and Acquisition Sub. Purchaser and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the

Articles of Merger prior to or as of the Closing Date and the Company shall have received a certificate signed by the Chief Financial Officer of each of Purchaser and Acquisition Sub to that effect.

                   (c) Authorization of Merger. All action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser, the execution, delivery and performance of this Agreement and the Articles of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and by the Articles of Merger shall have been duly and validly taken by Purchaser and Acquisition Sub and by Purchaser as the sole shareholder of Acquisition Sub.

                   (d) Opinions of Counsel to Purchaser and Acquisition Sub. The Company shall have received an opinion dated as of the Closing Date of O'Sullivan Graev & Karabell, LLP ("OGK"), in a form reasonably acceptable to the Company and its counsel.

                   (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Purchaser and Acquisition Sub of this Agreement and the Articles of Merger and the consummation by Purchaser and Acquisition Sub of the transactions contemplated hereby or thereby shall have been obtained or made.

                   (f) Option Agreements. Purchaser shall have executed and delivered an option agreement with each of the Shareholder and Douma (each, an "Option Agreement" and collectively, the "Option Agreements"), substantially in the form of Exhibit G-1 and Exhibit G-2 hereto, effective as of the Effective Time, providing for the grant of options for Purchaser Common Stock to each of the Shareholder and Douma.

                   (g) Stockholders' Agreement. The Purchaser shall have executed and delivered the amendment to the Stockholders' Agreement in a form mutually acceptable to the Purchaser and the Shareholder.

                   (h) Employment Agreements. The Purchaser shall have executed and delivered the Silveous Employment Agreement and the Douma Employment Agreement to the respective Company Principals.

                   (i) The Company Principals shall have received a letter reasonably satisfactory to them from the then Chief Executive Officer of the Purchaser with respect to the matters set forth in Paragraphs 3(a)(v), (vi) and
(vii) of the LOI.

                                   ARTICLE VI


                             ADDITIONAL AGREEMENTS


                  6.1. Compliance With the Code. The parties shall comply with
Section 1060(e) of the Code and any regulations promulgated thereunder, as applicable.

6.2.       Restriction on Transfer.

                   (a) The Merger Shares to be issued at the Effective Time pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.2, which conditions are intended to insure compliance with the provisions of the Securities Act. Each of the Shareholder and AOL shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by them.

                   (b) Each certificate representing Restricted Securities issued to the Shareholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.2(c) and 6.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.2 OF TEE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JANUARY 31, 1997 AMONG iVILLAGE, INC., HRS ACQUISITION CORPORATION, HEALTH RESPONSEABILITY SYSTEMS, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, iVILLAGE, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE

         HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF iVILLAGE,
         INC."

                  (c) The Shareholder agrees, prior to any Transfer of Restricted Securities, to give written notice to Purchaser of her intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. The holder thereof shall thereupon, with the written consent of Purchaser, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Purchaser. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.2(b) unless (x) in such opinion of counsel of Purchaser registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Purchaser shall have waived the requirement of such legends. The Shareholder shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Purchaser or unless such opinion is not required in accordance with the provisions of this Section 6.2(c)).

                   (d) Notwithstanding the foregoing provisions of this Section 6.2, the restrictions imposed by this Section 6.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.2(c) and, pursuant to Section 6.2(c), the securities so transferred are not required to bear the legend set forth in Section 6.2(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Purchaser, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2(b) and not containing any other reference to the restrictions imposed by this Section 6.2.

                   (e) The Shareholder understands and agrees that Purchaser, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Securityholder but not as to certificates for such shares of Purchaser Common Stock as to which the legend set forth in paragraph (b) of this Section 6.2 is no longer required because one or more of the conditions set forth in Section 6.2(d) shall have been satisfied.

                   6.3. Piggyback Registration.

                   (a) As used in this Section 6.3, the following terms shall have the following meanings:

                          (i) "Other Shares" shall mean at any time those shares of Purchaser Common Stock that do not constitute Primary Shares, Registrable Shares or Registrable Founders Shares.

                          (ii) "Primary Shares" shall mean at any time the authorized but unissued shares of Purchaser Common Stock or shares of Purchaser Common Stock held in treasury.

                          (iii) "Registrable Founder's Shares" shall have the meaning as set forth in that certain Amended and Restated Registration Rights Agreement dated as of May 6, 1996 among the Purchaser and the stockholders identified therein.

                          (iv) "Registrable Shares" shall mean the shares of Purchaser Common Stock that constitute Restricted Securities that are held by the Shareholder and that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                          (v) "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor or complementary provision thereto.

                   (b) Subject to the provisions set forth below and to the last sentence of this Section 6.3(b),.if Purchaser at any time or times following six months after an initial underwritten public offering of shares of Purchaser Common Stock proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Shareholder of its intention so to register such shares and, upon the written request, given within 30 days after delivery of such notice by Purchaser, of any Securityholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration by the Shareholder), Purchaser shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that the rights granted to the Shareholder hereunder shall be subject at all times to the contractual rights of any third parties now or hereafter granted;

further provided, however, that if the managing underwriter in the good faith exercise of its reasonable judgment advises Purchaser in writing that the inclusion of all Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares or Other Shares proposed to be registered by Purchaser, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                          (i) first, the Primary Shares and Other Shares; and

                          (ii) second, the Registrable Shares and the Registrable Founders Shares requested to be included in such registration, pro rata based upon the number of Registrable Shares and Registrable Founders Shares proposed to be included in such registration; provided that it is agreed that for purpose of this subsection 6.3 and the rights granted herein, the Registrable Shares shall be treated on a pari passu basis with and with respect to the Registrable Founders' Shares.

If any registration hereunder is to be underwritten, Purchaser and each holder of Registrable Shares to be registered by such registration statement shall, as a condition to participating in such registration, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by Purchaser. If any such holder elects not to include any or all of its, his or her Registrable Shares in any registration statement filed by the Purchaser, such holder shall nevertheless continue to have the right to include any of its, his or her Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, subject to the terms and conditions set forth in this Section 6. Anything to the contrary contained herein notwithstanding, Purchaser shall not be required to take any action to effect any such registration, qualification or compliance pursuant to this
Section 6.3 after Purchaser has effected four (4) such requested registrations pursuant to this Section 6.3 in which any such requesting holder has been given the opportunity to "participate"; provide that for the purposes of this sentence "participate" shall mean the registration of at least 50% of the amount of Registrable Shares originally requested to be registered in each such election pursuant to this subsection 6.3.

                   (c) In consideration for Purchaser agreeing to its obligations under this Section 6.3, if Purchaser shall include Registrable Shares in a registration pursuant to Section 6.3(b)) for the sale thereof to the public, the Shareholder agrees, upon the request of the managing underwriter of such registration, to enter into an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares, other than those Registrable Shares actually included in such registration pursuant to Section 6.3(b) and sold to the public thereunder, without the prior written consent of the underwriters which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement; provided, that the Shareholder shall be bound by this provision only if, and to the extent, the executive officers of Purchaser owning Purchaser Common Stock shall be bound by such a provision.

                  (d) In connection with any registration pursuant to this
Section 6.3, Purchaser shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder consistent with the plan of distribution agreed upon by Purchaser and the Shareholder; and all other material aspects of the registration and the registration process. In connection therewith, Purchaser may require that any such registration be underwritten, in which event the managing underwriter shall be selected by Purchaser.

                  (e) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Purchaser shall indemnify and hold harmless the Shareholder against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Purchaser of the Securities Act or state securities or "blue-sky" laws applicable to Purchaser and relating to action or inaction required of Purchaser in connection with such registration or qualification under state securities or "blue-sky" laws; provided, however, that Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to Purchaser by the Shareholder with respect to information regarding the Shareholder for use in the preparation thereof.

                          (ii) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Shareholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 6.3(d)) Purchaser, each director of Purchaser, each officer of Purchaser who shall sign such registration statement, each underwriter, broker or other person acting on behalf of Purchaser and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Share, if such statement or omission was made in reliance upon and in conformity with written information furnished to Purchaser or such underwriter by the Shareholder for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided that the maximum liability in respect of such indemnification shall be limited, in the case of the Shareholder, to an amount equal to the net proceeds received by the Shareholder from the sale of such Registrable Shares effected pursuant to such registration statement.

                   (f) The Shareholder shall furnish to Purchaser such written information regarding the Shareholder as Purchaser shall reasonably deem necessary in connection with any registration, qualification or compliance contemplated by this Section 6.3.

                   (g) Anything to the contrary contained herein notwithstanding, the rights of the holders of Registrable Shares and the obligations of Purchaser under Section 6.3(b) hereof shall terminate and be of no further force or effect (i) as to any holder of Registrable Shares, at such time as all Registrable Shares held by such holder may be sold under Rule 144 during any three-month period and (ii) as to all holders of Registrable Shares, on the third anniversary of the Effective Date.

                   (h) The Shareholder may not assign her rights under this
Section 6.3 to any purchaser or transferee of Restricted Securities without the prior written consent of Purchaser; pr vided, however, that any such purchaser or transferee shall, as a condition to the effectiveness of such assignment if consented to by Purchaser, be required to execute a counterpart to this Agreement agreeing to be treated as the Shareholder is treated hereunder solely for purposes of this Section 6.3, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Section 6.3.

                   (i) All expenses incurred by Purchaser in complying with this Section 6.3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses and fees and expenses of Purchaser's counsel and accountants, shall be borne by Purchaser; provided, however, that all fees and expenses of counsel for the holders of Registrable Shares or any of them and all underwriting discounts, taxes and selling commissions applicable to the Registrable Shares, and any expenses and fees that would not have been incurred by Purchaser but for inclusion of Registrable Shares in such registration, shall not be borne by Purchaser but shall be borne by the holders of Registrable Shares pro rata based on the number of Registrable Shares so registered.

                  6.4. Disclosure of Information; Non-Competition. Each of the Company Principals acknowledges and recognizes that the Subject Business has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledges and recognizes the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to each of the Company Principals of the transactions contemplated hereby, and in consideration of and as an inducement to Purchaser and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby:

                   (a) From and after the Effective Time, neither of the Company Principals shall use or disclose to any Person, except as required by law or judicial process, any Confidential Information, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any Person except Purchaser and the Surviving Corporation. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Purchaser or its Affiliates and all information of a proprietary nature relating to the Company and/or its business or operations, the Surviving Corporation or Purchaser or its Affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company Principals, or otherwise becomes public other than as a result of the breach by either of the Company Principals of his or her agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Purchaser or the Company or is independently developed by either of the Company Principals). As used herein, the term "Subject Business" means and includes any business located anywhere in the world that develops or produces any internet channel the content Of which is similar to any internet channel produced or under active development by the Company.

                  (b) Neither of the Company Principals shall, during the two-year period beginning at the Effective Time, (i) directly or indirectly engage, whether such engagement shall be as an officer, director, partner, shareholder, Affiliate or other participant, in any business that competes with the Subject Business (a "Competitive Business") or represent in any way any Competitive Business, whether such engagement or representation shall be for profit or not (provided, that nothing contained herein shall prevent either of the Company Principals from holding up to 2% of the outstanding voting capital stock of any company), (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Purchaser and the Company and the Surviving Corporation, on the one hand, and any third party, on the other hand, including, without limitation, any licensee, licensor, customer, supplier, consultant or employee of Purchaser or any Affiliate thereof, the Company or the Surviving Corporation, or (iii) affirmatively assist or induce others to engage in any Competitive Business in any manner described in the foregoing clauses (i) and (ii); provided, however, that at such time and in the event that the employment of either of the Company Principals, with the Purchaser or the Company is involuntary terminated without "cause" by Purchaser ("cause" being as defined in the applicable employment agreement for each of the Company Principals) and Purchaser is not compensating the Shareholder or Douma, as the case may be, with salary, severance, bonuses or similar payments in an amount commensurate with their respective salaries on the date of such termination, such agreement not to compete shall thereupon be limited, as to the Shareholder or Douma, as the case may be, to the conduct of a Competitive Business with respect to any healthcare or health-related products, services or content on Internet/online and narrowband and broadband delivery systems.

                  6.5. Employee Options. Within a reasonable time following the Closing, the Purchaser will grant (i) 69,000 non-transferable, incentive stock options to the employees listed on Schedule 6.6 hereto in the amounts set forth opposite the name of each such employee and (ii) 21,000 non-transferable, non-qualified stock options to the persons named on Schedule 6.6 hereto in the amounts set forth opposite the name of each such person. Any options granted pursuant to this subsection 6.6 will be granted in accordance with and subject to the Purchaser's then effective stock option plan and the Code. The incentive stock options granted pursuant to the terms hereof will also be granted in accordance with and be subject to the requirements of the Code. The non-qualified stock options will be granted on substantially the same terms as non-qualified stock options granted by the Purchaser to other non-employee consultants.

                                  ARTICLE VII


                                INDEMNIFICATION


                  7.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                   (a) "Affiliate" as to any person means any entity, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.

                  (b) "Event of Indemnification" shall mean and include (i) the untruth, inaccuracy or breach of any representation or warranty of the Company, any of the Company Principals or AOL (including the underlying facts and circumstances related thereto) contained in Section 3.1, or 3.2, any Exhibit hereto or any document delivered in connection herewith, (ii) the breach of covenants and agreements by the Company, any of the Company Principals or AOL and (iii) any claim by any person or entity heretofore providing content or services to the Company for use by the Company in its BetterHealth.com service with respect to consideration for, or authority to use any such content or services.

                   (c) "Indemnified Persons" shall mean and include Purchaser, Acquisition Sub and the Surviving Corporation and their respective Affiliates (but shall not include the Shareholder or AOL), successors and assigns, and the respective officers and directors of each of the foregoing.

                   (d) "Indemnifying Persons" shall mean and include each of the Company Principals (but shall not include the Company) and their respective successors and assigns, heirs or personal representatives.

                   (e) "Losses" shall mean any and all losses, claims, damages, liabilities, expenses, assessments and Taxes sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Section 7.2 hereof.

                  7.2. Indemnification Generally. Subject to Section 7.6 hereof, the Indemnifying Persons shall indemnify the Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Event of Indemnification; provided that each of the Company Principals' liability under this Section 7.2 shall be on a joint and several basis with each other.

                   The indemnifications set forth herein of the Shareholder shall be secured pursuant to and in accordance with the Escrow Agreement. Any claims for Losses hereunder may be satisfied pursuant to and in accordance with the terms of the

Escrow Agreement, notwithstanding the foregoing allocations of responsibilities.

                  7.3. Assertion of Claims. No claim shall be brought under
Section 7.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, if any, give the Indemnifying Persons
(a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 7.4 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid prior to the applicable Survival Date, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under
Section 7.2 hereof.

                   7.4. Notice and Defense of Third Party Claims. The obligations and liabilities of the Indemnifying Persons with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                   (a) The Indemnified Persons shall promptly (and, in any event, within five Business Days) give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

                   (b) The Indemnified Persons shall assume the defense of any Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the written consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed. The Indemnifying Persons shall have the right to participate at their own expense in the defense of any Third Party Claims. The Indemnifying Persons and the Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

                   7.5. Survival of Representations and Warranties. Subject to the further provisions of this Section 7.5, the respective representations and warranties of (a) each of the Company Principals, AOL and the Purchaser set forth in Sections 3.1, 3.2 and 3.3, respectively, shall survive the Effective Time until eighteen (18) months following the Closing Date, except that the representations and warranties contained in (i) Sections 3.1(h), 3.2(a), and 3.2(c) shall not so terminate but shall survive the Closing indefinitely and
(ii) Section 3.1(o) shall not so terminate but shall survive the Closing until the applicable statute of limitations shall have expired with respect to all matters referenced therein and (b) the Company shall be deemed to be conditions to the Closing and shall not survive the Closing and shall cease and terminate upon the Closing and shall be of no further force or effect thereafter. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate is referred to herein as the "Survival Date." All covenants and agreements of Purchaser or the Shareholder contained herein shall survive the Closing in accordance with their respective terms. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Shareholder and for the purpose of binding the Shareholder to the terms and provisions of this Article VII and the Escrow Agreement, and as an inducement to Purchaser and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Purchaser and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Shareholder) or any other holder of Company Common Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article Vil or otherwise.

                   7.6.    Limitation on Indemnification.

                   (a) Anything to the contrary contained in Article VII notwithstanding, the Indemnifying Persons shall not be obligated to indemnify the Indemnified Persons pursuant to this Article VII with respect to any Losses pursuant to Section 7.1(b)(i) until the aggregate amount of such Losses exceeds seventy-five thousand dollars ($75,000) (the "Basket Amount"), whereupon the Shareholder shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount; provided, however, that the Shareholder shall be obligated to indemnify the Indemnified Persons for the first dollar of all Losses arising out of or related to a breach of the representation and warranty contained in Sections 3.1(c), 3.1(e), 3.1(x), 3.1(ah), 3.1(af) and 3.2(a); provided further, however, that the aggregate maximum indemnification liability of the Indemnifying Persons pursuant to this Article VII with respect to any Losses pursuant to an Event of Indemnification under subsection 7.2 (except with respect to the indemnification by the Shareholder set forth in Section 6.3(e)(ii) which shall not be subject to the limitation set forth herein) shall be the total fair market value of the aggregate consideration received by the Shareholder pursuant to subsection 2.1(a). Notwithstanding anything stated herein to the contrary, the Indemnifying Persons will not be liable to the Indemnified Persons pursuant to this Article VII for any consequential or incidental damages.

                   (b) For purposes of satisfying an indemnification obligation of the Shareholder under this Article VII, each share of Purchaser Common Stock tendered by or on behalf of the Shareholder in satisfaction of any indemnification of the Shareholder under this Article VII shall have a value determined as set forth in the Escrow Agreement.

                                  ARTICLE VIII


                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

                  8.1. Termination. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Purchaser, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

                   (a) the mutual consent of Purchaser, Acquisition Sub and the Company; or

                   (b) any Party, if the conditions set forth in Section 5.1 hereof shall not have been met by March 31, 1997, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

                   (c) Purchaser and Acquisition Sub if the conditions set forth in Section 5.2 hereof shall not have been met, and the Company if the conditions set forth in Section 5.3 hereof shall not have been met, in either case by March 31, 1997, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

                   (d) either Party, if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement.

Any termination pursuant to this Section 8.1 (other than a termination pursuant to Section 8.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

         8.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except for Section 6.4(a), Section 4.13, Article VII, this
Section 8.2, and Article IX, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE IX


                                 MISCELLANEOUS

              9.1. Expenses. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, Purchaser and Acquisition Sub shall bear all Transaction Costs of Purchaser and Acquisition Sub and the Shareholder shall bear all Transaction Costs of the Company (to be effected by either direct payment of such Transaction Costs or a contribution of cash to the Company by the Shareholder immediately prior to the Effective Time in an amount equal to all such Transaction Costs of the Company), that have not been paid by the Company before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses").

                  9.2. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

                  9.3. Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  9.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

             if to Purchaser or Acquisition Sub, to:

                     iVillage, Inc.
                     170 Fifth Avenue
                     New York, New York 10010
                     Attention: Candice Carpenter,
                                Chairman and Chief Executive
                                Officer
                     Telecopier: (212) 604-9133;

                     with copies to:

                     O'Sullivan Graev & Karabell, LLP
                     30 Rockefeller Plaza
                     New York, New York 10112
                     Attention: Martin H. Levenglick, Esq.
                     Telecopier: (212) 408-2420;

             if to the Company, to:

                     Health ResponseAbility Systems, Inc.
                     585 Grove Street
                     Herndon, Virginia 22170
                     Attention:
                     Telecopier: (703) 904-6908

                     with a copy to:

                     Shaw Pittman Potts & Trowbridge
                     1501 Farm Credit Drive, Suite 400
                     McLean, Virginia 22102
                     Attention: Steven L. Meltzer, Esq.
                     Telecopier: (703) 821-2397; and

             if to the Shareholder, Douma or AOL, at their respective addresses set forth on the signature pages attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

                  9.5. Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

                  9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the Virginia Statute and with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

                  9.7. Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, no person other than the parties hereto shall be or shall be deemed to be third party beneficiaries of any provision or term of this Agreement.

                  9.8. Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

                  9.9. Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by all of the parties hereto and (b) in the case of a waiver or consent, an instrument in writing signed by the party against whom enforcement is sought; provided, however, that after the approval and adoption of this Agreement and the Merger by the Shareholder and AOL, no amendment of this Agreement shall be made which pursuant to the Virginia Statute or other law requires the further approval of the Shareholder or AOL; provided further, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                           iVILLAGE, INC.


                                           By: /s/ Candice Carpenter
                                               -------------------------
                                               Name:  Candice Carpenter
                                               Title:  CEO


                                           HRS ACQUISITION CORPORATION


                                           By: /s/ Candice Carpenter
                                               -------------------------
                                               Name:  Candice Carpenter
                                               Title:  President


                                           HEALTH RESPONSEABILITY SYSTEMS, INC.


                                           By:
                                               -------------------------
                                               Name:
                                               Title:


                                               -------------------------
                                               Elin Silveous
                                               585 Grove Street
                                               Herndon, Virginia 22170


                                               -------------------------
                                               Allen Douma
                                               585 Grove Street
                                               Herndon, Virginia 22170

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                   iVILLAGE, INC.


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:



                                   HRS ACQUISITION CORPORATION


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:


                                   HEALTH RESPONSEABILITY SYSTEMS, INC.


                                   By: /s/ Elin V. Silveous
                                      ---------------------------------
                                       Name:   Elin V. silveous
                                       Title:  President

                                       /s/ Elin Silveous
                                       -------------------------------
                                       Elin Silveous
                                       585 Grove Street
                                       Herndon, Virginia  22170

                                       /s/ Allen Douma
                                       -------------------------------
                                       Allen Douma
                                       585 Grove Street
                                       Herndon, Virginia  22170

                                       AMERICA ONLINE, INC.


                                       By: /s/ Lennert J. Leader
                                       -------------------------------
                                           Name:  Lennert J. Leader
                                           Title:  Senior Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer
                                             22000 AOL Way
                                             Dulles, Virginia  20166
                                             Attention:
                                             Telecopier:

                                          AMENDMENT NO. 1 dated as of March 31,
                                    1997, to the AGREEMENT AND PLAN OR
                                    REORGANIZATION AND MERGER dated as of
                                    January 31, 1997 (the "Agreement"), among iVILLAGE, INC., a Delaware corporation, HEALTH RESPONSEABILITY SYSTEMS, INC., a Virginia corporation ("Better Health"), ELIN SILVEOUS, the sole shareholder of Better Health, and the other signatories thereto.

                  The parties desire to amend the Agreement to extend the termination date thereof to May 15, 1997. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  NOW, THEREFORE, pursuant to Section 9.10 of the Agreement, the undersigned hereby amend the Agreement as follows:

                  Section 8.1(b) of the Agreement is hereby amended by deleting any reference to the date "March 31, 1997" and inserting in place thereof the reference to the date "May 15, 1997."

                  EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

                  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

                  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute one agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 as of the date first written above.


SHAREHOLDER:                           iVILLAGE, INC.

/s/ Elin Silveous                      By: /s/ Candice Carpenter
---------------------------               -------------------------
    Elin Silveous                         Name: Candice Carpenter
                                          Title: CEO

                                       HEALTH RESPONSEABILITY
                                        SYSTEMS, INC.


                                       By: /s/ Elin V. Silveous
                                           -----------------------
                                           Name:   Elin V. Silveous
                                           Title:  President

                                       AMERICA ONLINE, INC.


                                       By:
                                           -----------------------
                                           Name:
                                           Title

                  IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 as of the date first written above.


SHAREHOLDER:                           iVILLAGE, INC.

                                       By:
---------------------------               -------------------------
   Elin Silveous                          Name:
                                          Title:

                                          HEALTH RESPONSEABILITY
                                           SYSTEMS, INC.


                                        By:
                                            -------------------------
                                              Name:
                                              Title:

                                          AMERICA ONLINE, INC.


                                          By: /s/ Miles Gilburne
                                             -----------------------
                                             Name: Miles Gilburne
                                             Title

                                          AMENDMENT NO. 2 dated as of May 15,
                                    1997, to the AGREEMENT AND PLAN OR
                                    REORGANIZATION AND MERGER dated as of
                                    January 31, 1997 (the "Agreement") (as
                                    amended by that certain Amendment No. 1
                                    dated as of March 31, 1997), among
                                    iVILLAGE, INC., a Delaware corporation,
                                    HEALTH RESPONSEABILITY SYSTEMS, INC., a
                                    Virginia corporation, ELIN SILVEOUS, the sole shareholder of Better Health, and the other signatories thereto.

                  The parties desire to amend the Agreement to, among other things, extend the termination date thereof to May 23, 1997 and to modify certain terms of the Agreement in order to reflect the conversion of certain cash consideration payable to AOL into rights to receive Purchaser Common Stock. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  NOW, THEREFOR, pursuant to Section 9.10 of the Agreement, the undersigned hereby amend the Agreement as follows:

1. Subsection 2.1(b)(i)(B) is hereby amended by deleting in line 3 of such subsection after the word "receive" the words "in the aggregate $2,000,000 in cash" and inserting in lieu thereof the words "609,000 shares of Purchaser Common stock";

2. Subsection 2.2(a) is hereby amended by deleting in line 12 of such subsection after the word "receive" the words "$2,000,000 in cash" and inserting in lieu thereof the words "609,000 shares of Purchaser Common Stock";

3.       Subsection 3.2(c) is hereby amended by inserting the following clause
         (iii) after clause (ii) thereof:

                  "(iii) Investment Representations.

                  AOL (a) is acquiring the shares of the Purchaser Common
         Stock, being issued to it pursuant to the Merger for investment and for its own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws, (b) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Purchaser or persons acting on Purchaser's behalf concerning Purchaser and the terms and conditions of an investment in Purchaser Common Stock, (c) has sufficient knowledge and experience in financial affairs and is capable of evaluating the risks of acquiring and holding shares of Purchaser Common Stock, (d) is aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the shares of Purchaser Common Stock to be issued to it in the Merger, (e) can afford to suffer a complete loss of its investment in shares of Purchaser Common Stock and (f) understands (i) that the shares of Purchaser Common Stock to be issued to it in the Merger have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon an exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent of AOL as expressed hereunder,
         (ii) that such shares of Purchaser Common Stock must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (iii) that, except as provided in Section 6.3, Purchaser is under no obligation to so register such shares and (iv) that the certificates evidencing such shares will be imprinted with a legend in the form set forth in Section 6.2(b) that prohibits the transfer of such shares, except as provided in Section 6.2. AOL is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. AOL has no plan or intention to sell, exchange or dispose of any of the shares of Company Common Stock received in connection with the transactions contemplated herein.";


4. Subsection 6.2(c) is hereby amended by deleting such subsection in its entirety and inserting the following in lieu thereof:


               "(c) The Shareholder and AOL agree, prior to any Transfer of Restricted Securities, to give written notice to Purchaser of their intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the Untied States; provided, however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. The holder thereof shall thereupon, with the written consent of

         Purchaser, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Purchaser. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in
         Section 6.2(b) unless (x) in such opinion of counsel of Purchaser registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Purchaser shall have waived the requirement of such legends. Neither the Shareholder nor AOL shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Purchaser or unless such opinion is not required in accordance with the provisions of this Section 6.2(c)).";

5. Subsection 6.2(e) is hereby amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

                "(e) Each of the Shareholder and AOL understand and agree that Purchaser, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Securityholder but not as to certificates for such shares of Purchaser Common Stock as to which the legend set forth in paragraph (b) of this Section 6.2 is no longer required because one or more of the conditions set forth in Section 6.2(d) shall have been satisfied.";

6. Section 6.3 is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

               (a) "As used in this Section 6.3, the following terms shall have the following meanings:

                   (i) "Other Shares" shall mean at any time those shares of Purchaser Common Stock that do not constitute Primary Shares, Registrable Shares or Registrable Founders Shares.

                   (ii) "Primary Shares" shall mean at any time the authorized but unissued shares of Purchaser Common Stock or shares of Purchaser Common Stock held in treasury.

                   (iii) "Registrable Founder's Shares" shall have the meaning as set forth in that certain Amended and Restated Registration Rights Agreement dated as of May 6, 1996 among the Purchaser and the stockholders identified therein.

                   (v) "Registrable Shares" shall mean the shares of Purchaser Common Stock that constitute Restricted Securities that are held by the Shareholder or AOL and that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                   (v) "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor or complementary provision thereto.

               (b) Subject to the provisions set forth below and to the last sentence of this Section 6.3(b), if Purchaser at any time or times following six months after an initial underwritten public offering of shares of Purchaser Common Stock proposes for any reason to register Primary Shares under the Securities Act (other than on From S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Shareholder and AOL of its intention so to register such shares and, upon the written request, given within 30 days after delivery of such notice by Purchaser, of any Securityholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration by such Securityholder), Purchaser shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that the rights granted to the Shareholder and AOL hereunder shall be subject at all times to the contractual rights of any third parties now or hereafter granted; further provided, however, that if the managing underwriter in the good faith exercise of its reasonable judgment advises Purchaser in writing that the inclusion of all Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares or Other Shares proposed to be registered by Purchaser, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                   (i) first, the primary Shares and Other Shares; and

                   (ii) second, the Registrable Shares and the Registrable Founders Shares requested to be included in such registration, pro rata based upon the number of Registrable Shares and Registrable Founders Shares proposed to be included in such registration; provided that it is agreed that for purpose of this subsection 6.3 and the rights granted herein, the Registrable Shares shall be treated on a pari passu basis with and with respect to the Registrable Founders' Shares.

                   If any registration hereunder is to be underwritten, Purchaser and each holder of Registrable Shares to be registered by such registration statement shall, as a condition to participating in such registration, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by Purchaser. If any such holder elects not to include any or all of its, his or her Registrable Shares in any registration statement filed by the Purchaser, such holder shall nevertheless continue to have the right to include any of its, his or her Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, subject to the terms and conditions set forth in this Section 6. Anything to the contrary contained herein notwithstanding, Purchaser shall not be required to take any action to effect any such registration, qualification or compliance pursuant to this Section 6.3 after Purchaser has effected four (4) such requested registrations pursuant to this
Section 6.3 in which any such requesting holder has been given the opportunity to "participate"; provided that for the purposes of this sentence "participate" shall mean the registration of at lease 50% of the amount of Registrable Shares originally requested to be registered in each such election pursuant to this subsection 6.3.

                   (c) In consideration for Purchaser agreeing to its obligations udner this Section 6.3, if Purchaser shall include Registrable Shares in a registration pursuant to Section 6.3(b)) for the sale thereof to the public, each of the Shareholder and AOL agrees, upon the request of the managing underwriter of such registration, to enter into an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares, other than those Registrable Shares actually included in such registration pursuant to Section 6.3(b) and sold to the public thereunder, without the prior written consent of the underwriters which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement; provided, that the Shareholder and AOL shall be bound by this provision only if, and to the extent, the executive officers of Purchaser owning Purchaser Common Stock shall be bound by such a provision.

                   (d) In connection with any registration pursuant to this
Section 6.3, Purchaser shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder consistent with the plan of distribution agreed upon by Purchaser, the Shareholder and AOL; and all other material aspects of the registration and the registration process. In connection therewith, Purchaser may require that any such registration be underwritten, in which event the managing underwriter shall be selected by Purchaser.

         (e) (i) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Purchaser shall indemnify and hold harmless the Shareholder and AOL against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Shareholder and/or AOL may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under with they were made not misleading, or any violation by Purchaser of the Securities Act or state securities or "blue-sky" laws applicable to Purchaser and relating to action or inaction required of Purchaser in connection with such registration or qualification under state securities or "blue-sky" laws; provided however, that Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to Purchaser by the Shareholder or AOL, as the case may be, with respect to information regarding the Shareholder or AOL, as the case may be, for use in the preparation thereof.

                  (ii) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Shareholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 6.3 (e)) Purchaser, each director of Purchaser, each officer of Purchaser who shall sign such registration statement, each underwriter, broker or other person acting on behalf of Purchaser and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Share, if such statement or omission was made in reliance upon and in conformity with written information furnished to Purchaser or such underwriter by the Shareholder for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided that the maximum liability in respect of such indemnification shall be limited, in the case of the Shareholder, to an amount equal to the net proceeds received by the Shareholder from the sale of such Registrable Shares effective pursuant to such registration statement.

                  (iii) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, AOL shall indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (i) of this Section 6.3(c)) Purchaser, each director of Purchaser, each officer of Purchaser, who shall sign such registration statement, each underwriter, broker or other person acting on behalf of Purchaser and each person who controls any for the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Share, if such statement or omission was made in reliance upon and in conformity with written information furnished to Purchaser or such underwriter by AOL for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided that the maximum liability in respect of such indemnification shall be limited, in the case of AOL, to an amount equal to the net proceeds received by AOL from the sale of such Registrable Shares effected pursuant to such registration statement.

     (f) The Shareholder and/or AOL, as applicable, shall furnish to Purchaser such written information regarding the Shareholder or AOL, as the case may be, as Purchaser shall reasonably deem necessary in connection with any registration, qualification or compliance contemplated by this Section 6.3.

     (g) Anything to the contrary contained herein notwithstanding, the rights of the holders of Registrable Shares and the obligations of Purchaser under
Section 6.3(b) hereof shall terminate and be of no further force or effect (i) as to any holder of Registrable Shares, at such time as all Registrable Shares held by such holder may be sold under Rule 144 during any three-month period and (ii) as to all holders of Registrable Shares, on the third anniversary of the Effective Date.

     (h) Neither the Shareholder nor AOL may assign their respective rights under this Section 6.3 to any purchaser or transferee of Restricted Securities without the prior written consent of Purchaser; provided, however, that any such purchaser or transferee shall, as a condition to the effectiveness of such assignment if consented to by Purchaser, be required to execute a counterpart to this Agreement agreeing to be treated as the Shareholder or AOL, as the case may be, is treated hereunder solely for purposes of this Section 6.3, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Section 6.3.

     (i) All expenses incurred by Purchaser in complying with this Section 6.3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses and fees and expenses of Purchaser's counsel and accountants, shall be borne by Purchaser; provided, however, that all fees and expenses of counsel for the holders of Registrable Shares or any of them and all underwriting discounts, taxes and selling commissions applicable to the Registrable Shares, and any expenses and fees that would not have been incurred by Purchaser but for inclusion of Registrable Shares in such registration, shall not be borne by Purchaser but shall be borne by the holders of Registrable Shares pro rata based on the number of Registrable Shares so registered.";

7. Section 6.5 is hereby amended by deleting in line 8 of such section after the word "this" the words "subsection 6.6" and inserting in lieu thereof the words "subsection 6.5";

8. Section 8.1(b) and (c) are hereby amended by deleting any reference to the date "March 31, 1997" (as amended by Amendment No. 1 to be "May 15, 1997) and inserting in place thereof the reference to the date "May 23, 1997.";

9. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

11. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute one agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 2 as of the date first written above.


SHAREHOLDER                        iVILLAGE, INC.


/s/ Elin Silveous                  By: /s/ Steven Ellis
------------------------              -------------------------
Elin Silveous                         Name:  Steven Ellis
                                      Title: VP, Finance


                                   HEALTH RESPONSEABILITY SYSTEMS, INC.


                                   By: /s/ Allen Douma
                                      -------------------------
                                      Name:  Allen Douma
                                      Title: CEO


                                   AMERICA ONLINE, INC.


                                   By: /s/ Lennert J. Leader
                                      -------------------------
                                      Name:  Lennert J. Leader
                                      Title: Senior Vice President,
                                             Chief Financial Officer

                         AMENDMENT NO. 3 dated as of May 16, 1997, to the
                    AGREEMENT AND PLAN OR REORGANIZATION AND MERGER dated as of January 31, 1997 (the "Agreement") (as amended by that certain Amendment No. 1 dated as of March 31, 1997 and that certain Amendment No. 2 dated as of May 15, 1997), among iVILLAGE, INC., a Delaware corporation, HEALTH RESPONSEABILITY SYSTEMS, INC., a Virginia corporation, ELIN SILVEOUS, the sole shareholder of Better Health, and the other signatories thereto.

         The parties desire to amend the Agreement to, among other things, to modify certain terms of the Agreement in order to reflect the increase in the number of Purchaser Common Stock that Elin Silveous will receive. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         NOW, THEREFORE, pursuant to Section 9.10 of the Agreement, the undersigned hereby amend the Agreement as follows:

1. Subsection 2.1(a)(ii) is hereby amended by deleting the words "1,038,000 shares of Purchaser Common Stock" and inserting in lieu thereof the words "1,300,200 shares of Purchaser Common Stock";

2. Subsection 2.1(b)(1)(A) is hereby amended by deleting the words "1,038,000 shares of Purchaser Common Stock" and inserting in lieu thereof the words "1,300,200 shares of Purchaser Common Stock";

3. Subsection 2.2(b) is hereby amended by inserting the following sentence after the last sentence thereof: "Of the Purchaser Common Stock being issued to AOL hereunder, the first shares of Purchaser Common Stock with a total aggregate value of $270,000 shall be paid to AOL as repayment of the AOL Note, and the remaining shares of Purchaser Common Stock shall be consideration in exchange for the AOL Warrant.";

4. Subsection 2.3(b)(ii) is hereby amended by deleting the words "103,800 Merger Shares" and inserting in lieu thereof the words "130,020 Merger Shares";

5. Section 5.3 is hereby amended by inserting the following subsection after the last subsection thereof:

     "(j) Acquisition Stock Option Plan. The proposed 1997 Acquisition Stock Option Plan will have been approved by the requisite number of shareholders pursuant to a shareholder written consent."

6. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

7. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

8. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute one agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 3 as of the date first written above.


SHAREHOLDER                        iVILLAGE, INC.


/s/ Elin Silveous                  By: /s/ [ILLEGIBLE]
------------------------              -------------------------
Elin Silveous                         Name:  [ILLEGIBLE]
                                      Title: Chief Executive Officer


                                   HEALTH RESPONSEABILITY SYSTEMS, INC.


                                   By: /s/ Allen Douma
                                      -------------------------
                                      Name:  Allen Douma
                                      Title: Chief Executive Officer


                                   AMERICA ONLINE, INC.


                                   By: /s/ Lennert J. Leader
                                      -------------------------
                                      Name:  Lennert J. Leader
                                      Title: Senior Vice President,
                                             Chief Financial Officer

                         AMENDMENT NO. 4 dated as of May 23, 1997, to the
                    AGREEMENT AND PLAN OR REORGANIZATION AND MERGER dated as of January 31, 1997 (the "Agreement") (as amended by that certain Amendment No. 1 dated as of March 31, 1997, that certain Amendment No. 2 dated as of May 15, 1997 and that certain Amendment No. 3 dated May 23, 1997), among iVILLAGE, INC., a Delaware corporation, HEALTH RESPONSEABILITY SYSTEMS, INC., a Virginia corporation, ELIN SILVEOUS, the sole shareholder of Better Health, and the other signatories thereto.

         The parties desire to amend the Agreement to, among other things, extend the termination date thereof to May 28, 1997 and to modify certain terms of the Agreement in order to reflect the conversion of certain cash consideration payable to AOL into rights to receive Purchaser Common Stock. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         NOW, THEREFORE, pursuant to Section 9.10 of the Agreement, the undersigned hereby amend the Agreement as follows:

1. Subsection 8.1(b) and (c) are hereby amended by deleting any reference to the date "March 31, 1997" (as amended by Amendment No. 2 to be "May 23,
     1997) and inserting in place thereof the reference to the date "May 28, 1997.";

2. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

4. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute one agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 4 as of the date first written above.


SHAREHOLDER                        iVILLAGE, INC.


/s/ Elin Silveous                  By: /s/ Steven Ellis
------------------------              -------------------------
Elin Silveous                         Name:  Steven Ellis
                                      Title: Vice President, Finance


                                   HEALTH RESPONSEABILITY SYSTEMS, INC.


                                   By: /s/ Allen Douma
                                      -------------------------
                                      Name:  Allen Douma
                                      Title: Chief Executive Officer


                                   AMERICA ONLINE, INC.


                                   By: /s/ [ILLEGIBLE]
                                      -------------------------
                                      Name:  [ILLEGIBLE]
                                      Title: President and Chief Executive
                                             Officer; [ILLEGIBLE]



                                      -2-